UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 20, 2022

HAWAIIAN HOLDINGS INC
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Air Transportation Services Agreement

On October 20, 2022, Hawaiian Airlines, Inc. (the “Company”) and Amazon.com Services LLC (“Customer”), a wholly owned subsidiary of Amazon.com, Inc. (“Customer Parent”), entered into an Air Transportation Services Agreement (the “ATSA”) under which the Company will provide certain air cargo transportation services to Customer (the “Transportation Services”) for an initial term of eight years. Thereafter, Customer may elect to extend the ATSA for two years and, at the end of such period, the parties may mutually agree to extend the term for three additional years. Each of the Company and Customer may terminate the ATSA for convenience upon payment of a specified early termination fee, not to be exercised prior to March 31, 2027.

The ATSA provides for the Company to initially operate ten A330-300F aircraft for Transportation Services, with Customer having the right to enter into work orders for additional aircraft. The Company will supply flight crews, perform maintenance and certain administrative functions, and procure aircraft insurance. Customer will pay the Company a fixed monthly fee per aircraft, a per flight hour fee, and a per flight cycle fee for each flight cycle operated. Customer will also reimburse the Company for certain operating expenses, including fuel, certain maintenance, and insurance premiums.
The foregoing summary is qualified in its entirety by reference to the ATSA, which will be filed with Company Parent’s Annual Report on Form 10-K for the year ended December 31, 2022.

Warrant and Transaction Agreement

Also on October 20, 2022, Hawaiian Holdings, Inc. (“Company Parent”) and Customer Parent entered into a Transaction Agreement (the “Transaction Agreement”), under which, among other things, the Company agreed to issue to Amazon.com NV Investment Holdings LLC, a wholly-owned subsidiary of Customer Parent (“Warrantholder”), a warrant (the “Warrant”) to acquire up to 9,442,443 shares (the “Warrant Shares”) of Company Parent’s common stock, par value $0.01 per share (“Common Stock”).
1,258,992 Warrant Shares vested upon Warrant issuance. Future vesting is based on payments to be made by Customer Parent or its affiliates either under the ATSA or generally with respect to air cargo or air charters, excluding commercial passenger service (“Qualified Payments”), up to $1.8 billion of Qualified Payments in the aggregate. Subject to certain conditions, including vesting, the Warrant may be exercised, in whole or in part and for cash or on a net exercise basis, at any time before October 20, 2031. The exercise price with respect to the first 6,294,962 Warrant Shares that vest will be $14.71 per share (the “First Tranche”). The exercise price with respect to the remaining 3,147,481 Warrant Shares will be determined based on the 30-day volume-weighted average price for the Common Stock as of the earlier of (i) October 20, 2025 or (ii) the date that the entire First Tranche is vested. The exercise prices and the Warrant Shares issuable are subject to customary antidilution adjustments.

Warrantholder may not beneficially own more than 4.999% of the number of shares of Common Stock outstanding immediately after giving effect to any exercise of the Warrant unless Warrantholder provides 60 days’ prior written notice to Company Parent or sooner notice in connection with certain acquisition transactions of Company Parent.

Upon consummation of certain acquisition transactions so long as the ATSA has not been terminated (other than for cause by Customer), the Warrant will automatically vest and become exercisable with respect to: (i) if Qualified Payments are equal to or less than $350 million, 25% of the Warrant Shares that are not vested as of such date, (ii) if Qualified Payments are greater than $350 million and equal to or less than $650 million, 50% of the Warrant Shares that are not vested as of such date, (iii) if Qualified Payments are greater than $650 million and equal to or less than $950 million, 75% of the Warrant Shares that are not vested as of such date or (iv) if Qualified Payments are greater than $950 million, all Warrant Shares that are not vested as of such date.

The Transaction Agreement sets forth certain governance arrangements and provisions relating to Warrantholder’s equity interest in Company Parent, including, among other things, customary registration rights relating to the Warrant Shares, restrictions on transferring the Warrant and Warrant Shares, certain standstill provisions, and rights of notice of certain acquisition transactions, and includes customary representations, warranties and covenants of Company Parent and Customer Parent.

Company Parent must use commercially reasonable efforts to obtain shareholder approval of the issuance of Warrant Shares in excess of 19.999% of the number of shares of Common Stock issued and outstanding immediately prior to the issuance of the Warrant (such number of shares, the “Share Cap”), as may be required under the rules of the Nasdaq Global Select Market (“Nasdaq”), including, but not limited to, Nasdaq Listing Rules 5635(b) and 5635(d) (the “Shareholder Approval”). Until Shareholder Approval is obtained, Nasdaq rules may restrict issuing shares of Common Stock exceeding the Share Cap upon the exercise of the Warrant. Company Parent has agreed to file a proxy statement and submit the issuance of shares of Common Stock exceeding the Share Cap for a vote at its 2023 annual meeting of shareholders, scheduled for May 2023. To the extent the Shareholder Approval is not obtained at such shareholder meeting, at Warrantholder’s request, Company Parent is required to seek to obtain such approval at each subsequent annual meeting of its shareholders until either the Shareholder Approval is obtained or the term of the Warrant expires.

The Warrant and of Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

The foregoing summaries of the Warrant and Transaction Agreement are qualified in their entirety by reference to each agreement, respectively, which will be filed with Company Parent’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under the caption “Item 1.01. Entry into a Material Definitive Agreement” with respect to the issuance of the Warrant is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title
99.1	Press Release dated October 21, 2022
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2022

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Shannon L. Okinaka
		Name:	Shannon L. Okinaka
		Title:	Executive Vice President, Chief Financial Officer and Treasurer